Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

Larry J. Brandt/CEO First Federal Bancshares of Arkansas, Inc. 1401 Highway 62/65 North P. O. Box 550 Harrison, AR 72602 870.741.7641	Rick Massey Westrock Capital Partners, LLC 900 South Shackleford, Suite 200 Little Rock, AR 72211 501.320.4862

First Federal Bancshares of Arkansas

to Raise up to $55 Million in Capital from

Arkansas Investment Group

and

Conduct Rights Offering for Current Shareholders

HARRISON, AR (Jan. 28, 2011) —  First Federal Bancshares of Arkansas, Inc. (NASDAQ: FFBH) (the “Company”) announced today that it has entered into a definitive investment agreement with Bear State Financial Holdings, LLC (“Bear State”) pursuant to which Bear State will invest up to $55 million in the Company and its banking subsidiary, First Federal Bank (the “Bank”).  As part of the recapitalization plan set forth in the definitive investment agreement, the Company also intends to conduct a rights offering following an initial closing of the investment by Bear State.  The rights offering will allow existing shareholders to purchase the Company’s common stock at the same purchase price per share paid by Bear State. The investment by Bear State is subject to the approval of the Company’s shareholders and the Office of Thrift Supervision (“OTS”) and certain other conditions related to the investment, including, among others, the consummation by the Company of a 1-for-5 reverse stock split of its common stock.  The Company, the Bank and Bear State expect to close the initial investment in the 2nd quarter of 2011.

“This recapitalization plan will benefit our shareholders, depositors and employees,” said Larry J. Brandt, president and chief executive officer of the Company. “The additional capital provided by Bear State and through the shareholder rights offering will allow us to comply with the capital requirements of our regulatory order, stabilize our banking operations as well as grow our business so that we are positioned to attract new depositors and increase our loan portfolios. This is tremendous news for First Federal and the communities we serve across northern Arkansas.”

Under the terms of the definitive investment agreement, Bear State will initially purchase approximately $40.3 million of the Company’s common stock at a price of $0.60 per share. Bear State also anticipates purchasing from the United States Department of the Treasury (the “Treasury”) the preferred stock (including accrued and unpaid dividends) and warrants the Company previously issued to the Treasury under the Troubled Asset Relief Program — Capital Purchase Program for $6 million (approximately 65% discount to face value) and delivering the same to the Company in return for additional shares of the Company’s common stock. In addition, the Company will issue to Bear State a warrant to purchase an additional $6 million of the Company’s common stock.

Following this initial investment, the Company plans to initiate a rights offering to its shareholders as of a record date to be established by the Company’s Board of Directors.  The rights offering will allow these shareholders to purchase up to approximately $8.7 million of the Company’s common stock at the same per share price offered to Bear State.  Bear State has agreed to purchase any unsubscribed shares at the same per share price offered to existing shareholders.  Other details relating to the rights offering, including the record date, will be determined and disclosed at a later date.

Prior to the initial investment by Bear State, the Company will consummate a 1-for-5 reverse stock split of its common stock.  The per share price being paid by Bear State in connection with its investment, and the Company’s shareholders in connection with the rights offering, after giving effect to the reverse stock split, is $3.00 per share of the Company’s common stock.

The investment in the Company and subsequent contribution of substantially all of the net proceeds to the Bank will place the Bank’s capital ratios well in excess of the capital required by applicable regulations of the OTS and the Bank’s 2009 Cease and Desist Orders with the OTS.  We believe that once the recapitalization is completed, First Federal Bank will be among the most well-capitalized banks in Arkansas.

Bear State was organized by Arkansas-based Westrock Capital Partners, LLC in order to facilitate the investment in the Company by a group of individual investors from across Arkansas.  Rick Massey, who is a partner in Westrock Capital Partners, serves as the Chairman of Bear State.

Dabbs Cavin is expected to join the senior executive team of the Company and the Bank following the closing of Bear State’s initial investment.  Mr. Cavin has been active in commercial banking in a variety of executive positions for more than 20 years, including start-ups and expansions into new markets. He formerly served as an examiner for the precursor to the OTS, executive vice president and chief lending officer of Pinnacle Bank, president of the Little Rock market for BancorpSouth following its acquisition of Pinnacle, and executive vice president of Summit Bank.

“I am really excited about the opportunity that is ahead of us thanks to the strong growing communities in which First Federal operates and thanks to First Federal’s outstanding customers.  It will require hard work and, together with the team of professional bankers at First Federal, we believe we will be able to work through our troubled assets and grow loans in an effort to return First Federal to profitability.” Cavin said.

A description of the material terms and conditions of the investment agreement will be provided in a filing made on Form 8-K on or before January 28, 2011, with the Securities and Exchange Commission.  A copy of the 8-K filing will be accessible at www.sec.gov.

About First Federal Bancshares of Arkansas, Inc.

First Federal Bancshares of Arkansas, Inc. is a savings and loan holding company and its banking subsidiary is First Federal Bank, a community bank serving consumers and businesses with a full range of checking, savings, investment and loan products and services. First Federal Bank, founded in 1934, currently conducts business from 18 full-service branch locations, one stand-alone loan production office, and 29 ATMs located in Northcentral and Northwest Arkansas. For additional information on all the products and services First Federal Bank offers, visit www.ffbh.com or contact its Account Information Center at 870.365.8329 or 866.AIC.FFBH toll free or by email at aic@ffbh.com. First Federal Bancshares of Arkansas, Inc. stock trades on NASDAQ under the symbol “FFBH.”

About Bear State

Bear State is comprised of a group of individual investors from across Arkansas who collectively have decades of banking experience.  Members of Arkansas-based Westrock Capital Partners, LLC led the transaction, and Rick Massey, a partner in Westrock Capital Partners, serves as the Chairman of Bear State.

Advisors

Stifel, Nicolaus & Company, Incorporated served as financial advisor and Patton Boggs LLP served as legal advisor to the Company. DD&F Consulting Group served as regulatory advisor and Kutak Rock LLP served as legal advisor to Westrock Capital Partners, LLC.  Dixon Hughes PLLC served as accounting advisor and Dover Dixon Horne PLLC served as regulatory counsel to Westrock Capital Partners, LLC.

Cautionary Statement

The Company common stock and warrant (collectively, the “Securities”) to be issued pursuant to the terms of the definitive investment agreement have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release is being issued pursuant to and in accordance with Rules 135 and 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy the Securities or the shares of common stock to be sold in the rights offering (the “Rights Offering Shares”), nor shall there be any offer, solicitation or sale of any of the Securities or the Rights Offering Shares in any jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.  All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing.  Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements.  Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management.  The Company’s actual results may differ materially from those contemplated by the forward-looking statements.  The Company cautions you therefore against relying on any of these forward-looking statements.  These statements are neither statements of historical fact nor guarantees or assurances of future performance.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: inability to complete the investment and recapitalization transactions contemplated by the agreement with Bear State; inability to continue as a going concern; management’s ability to effectively execute the Company’s business plan; inability to raise additional capital on acceptable terms, or at all; inability to achieve the higher minimum capital ratios that the Bank has agreed to maintain with the OTS; inability to receive dividends from the Bank and to satisfy obligations as they become due; regulatory enforcement actions to which the Company and the Bank are currently, and may in the future be, subject; costs and effects of legal and regulatory developments, and the results of regulatory examinations or reviews; changes in capital classification; the impact of current economic conditions and the Company’s results of operations on its ability to borrow additional funds to meet its liquidity needs; local, regional, national and international economic conditions and events and the impact they may have on the Company and its customers; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in the financial performance and/or condition of the Bank’s borrowers; effect of additional provision for loan losses; long-term negative trends in the Company’s market capitalization; continued listing of the Company’s common stock on The NASDAQ Global Market; effects of any changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, cost of funds, securities market and monetary fluctuations; continued volatility in the credit and equity markets and its effect on the general economy; effect of changes in laws and regulations (including laws concerning banking, taxes and securities) with which the Company and its subsidiaries must comply; and effect of changes in accounting policies and practices.  In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s

Annual Report on Form 10-K, as amended, for the year ended December 31, 2009.  The Company cautions that the foregoing factors are not exclusive.

Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, whether as a result of new information, future developments or otherwise, except as may be required by law.